UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +971 (0) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 7, 2015, the Global Equity International Inc.’s Board of Directors elected Mr. Charles Taylor to become the Chairman of the Board of Directors. The Company has agreed with Mr. Taylor an initial six month renewable contract with an initial compensation package equivalent to $80,000 per annum plus certain performance based incentives. Mr. Taylor has not been appointed to any Board committees as of the date of this Current Report. As of the date of this Current Report, there have been no transactions with Mr. Taylor that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Certain biographical information related to Mr. Charles Taylor is set forth below.

Charles acted in an advisory role to a number of major investment banking houses including Lehman Brothers and Goldman Sachs, analyzing investment portfolio strengths and strategies. He acted in an advisory capacity directly to Goldman Sachs and reviewed their investment portfolios for specific business improvement candidates. He then went on to lead teams in the “Turnarounds” of those targets.

In addition, he has led management consulting assignments teams in numerous industries. He has served as vice-Chairman of the Board of a Telecom Italia subsidiary, Chairman of Amdahl Italia (an IT firm headquartered in Rome, Italy) and DMR Italia (a subsidiary of Fujitsu), CFO and Director of Monte Carlo Sat (a Monaco-based television operator), EVP and CFO of GBTIMES, Ltd (a Chinese Government owned EU media company) and founder and Chairman of the Board of Telos - a US-based renewable energy company.

In addition to these Board seats, Charles held an executive position as CFO of AT&T International, where he developed and managed operating budgets in 52 different countries, and as CFO of a $3 billion consumer products division of a major telecommunications company.

Among his many accomplishments, he has led four successful business “turnarounds” and personally crafted over fifteen business plans for companies seeking:

●	New or additional equity infusion, or

●	New strategic directions.

He has lectured at Thunderbird University, Bocconi University in Milan and Scuola Superiore Sant’ Anna in Pisa, Italy on IT Strategy, Technology Convergence and “The Global Village” – a course designed for business leaders seeking to extend operations into additional countries.

He received an undergraduate degree in economics from Fenn University, attended graduate marketing studies at Columbia University and attended additional graduate courses in economics and business at Wharton and Stanford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2015

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer